Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151104 of Westar Energy, Inc. on Form S-8 of our report dated June 25, 2009, appearing in this Annual Report on Form 11-K of Westar Energy, Inc. Employees’ 401(k) Savings Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Kansas City, MO

June 25, 2009